                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K




                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     January 22, 1997


                                     T.J.T., INC.
                (Exact name of registrant as specified in its charter)


         WASHINGTON                   33-98404                 82-0333246
(State or other jurisdiction of   (Commission File         (IRS Employer
 incorporation or organization)        Number)             Identification No.)


               843 NORTH WASHINGTON, P.O. BOX 278, EMMETT, IDAHO  83617
                       (Address of principal executive offices)


                                    (208) 365-5321
                             (Issuer's telephone number)

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ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

Acquisition of Bradley Enterprises, Inc.:

Effective November 14, 1996, the Company acquired Bradley Enterprises, Inc. (Bradley), an axle and tire recycler headquartered in Centralia, Washington pursuant to a merger in which the Company was the surviving corporation. As consideration for the merger, the Company issued an aggregate of 940,000 restricted shares of its Common Stock and paid an aggregate of $500,000 to the shareholders of Bradley, previously a privately held company. The source of funds for this acquisition was the registrant's initial public offering completed in January 1996. The registrant plans to continue operating Bradley as an axle and tire recycling operation and to account for this transaction as a purchase.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following pro forma unaudited summary financial information has been prepared giving effect to the acquisition of Bradley Enterprises, Inc. as if the transaction had taken place at September 30, 1996 for the pro forma combined balance sheet and at October 1, 1995 for the pro forma combined income statement for the year ended September 30, 1996.

The acquisition is being accounted for as a purchase. The carrying values have been adjusted based on estimates of fair market values for assets and liabilities. Any purchase price adjustments will be made within one year and are not expected to have a material effect on the pro forma financial information presented.

The pro forma information is not necessarily indicative of the results of operations or financial position which would have been attained had the acquisition been consummated at October 1, 1995 or September 30, 1996, or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of T.J.T., Inc.

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                                     T.J.T., Inc.
                      Pro Forma Combined Balance Sheet (Unaudited)
                                  September 30, 1996
                                (Dollars in thousands)


                                                                       Bradley          Pro            Pro
                                                                     Enterprises,      Forma          Forma
                                                      T.J.T., Inc.       Inc.       Adjustments      Combined
                                                      ------------   -----------    -----------     ----------
Current assets:
  Cash and cash equivalents                             $2,736.6       $   46.0      $(1,261.5) (a,b) $1,521.1
  Accounts receivable and notes receivable               1,073.4          411.9            -           1,485.3
  Inventories                                            1,662.0        1,001.9            -           2,663.9
  Prepaid expenses and other current assets                118.6           96.8            -             215.4
                                                       ---------      ---------     ----------       ---------
     Total current assets                                5,590.6        1,556.6       (1,261.5)        5,885.7

Property, plant and equipment, net of
  accumulated depreciation                                 511.4          527.6           60.0  (c)    1,099.0

Notes receivable                                           402.3            -              -             402.3
Real estate held for investment                            457.9            -              -             457.9
Deferred charges and other assets                           36.2            -          1,211.2  (d)    1,247.4
                                                       ---------      ---------     ----------       ---------
  Total assets                                          $6,998.4       $2,084.2      $     9.7        $9,092.3
                                                       ---------      ---------     ----------       ---------
                                                       ---------      ---------     ----------       ---------

Current liabilities:
  Short-term debt                                       $    -         $  415.5      $  (415.5) (a)   $    -
  Accounts payable                                         499.1          292.9            -             792.0
  Accrued liabilities and deferred income                  103.6          154.5          200.7  (d)      458.8
  Notes payable and current portion of
     long-term debt                                          -            121.5         (121.5) (a)        -
  Income taxes payable                                      44.2           40.6            -              84.8
                                                       ---------      ---------     ----------       ---------
     Total current liabilities                             646.9        1,025.0         (336.3)        1,335.6

Long-term debt                                               -            224.5         (224.5) (a)        -
Deferred credits and other noncurrent obligations          113.6            -              -             113.6
Deferred income taxes                                       13.6            -             23.4  (c)       37.0
                                                       ---------      ---------     ----------       ---------
  Total liabilities                                        774.1        1,249.5         (537.4)        1,486.2
                                                       ---------      ---------     ----------       ---------

Shareholders' equity:
  Common stock, $.001 par value; 10,000,000
     shares authorized;  3,623,564 shares issued
     and outstanding; 4,563,564 shares on a pro
     forma basis                                             3.6           12.0          (11.1) (e)        4.5
  Common stock warrants                                    113.0            -              -             113.0
  Capital surplus                                        4,320.0            -          1,380.9  (e)    5,700.9
  Retained earnings                                      2,257.7          822.7         (822.7) (e)    2,257.7
  Stock subscriptions receivable                          (470.0)           -              -            (470.0)
                                                       ---------      ---------     ----------       ---------
     Total shareholders' equity                          6,224.3          834.7          547.1         7,606.1
                                                       ---------      ---------     ----------       ---------
        Total liabilities and shareholders' equity      $6,998.4       $2,084.2      $     9.7        $9,092.3
                                                       ---------      ---------     ----------       ---------
                                                       ---------      ---------     ----------       ---------


                                     T.J.T., Inc.
                  Pro Forma Combined Income Statement (Unaudited)
                                  September 30, 1996
                                (Dollars in thousands)


                                                                       Bradley          Pro             Pro
                                                                     Enterprises,      Forma           Forma
                                                      T.J.T., Inc.       Inc.       Adjustments       Combined
                                                      ------------   -----------    -----------      ----------
Sales (net of returns and allowances):
  Axles and tires                                     $  8,545.7      $ 9,674.2      $     -         $ 18,219.9
  Accessories and siding                                 4,110.2        2,839.8            -            6,950.0
                                                      ----------      ---------     ----------       ----------
     Total sales                                        12,655.9       12,514.0            -           25,169.9

Cost of goods sold                                      10,349.0       11,189.6         (400.0) (f)    21,138.6
                                                      ----------      ---------     ----------       ----------

  Gross profit                                           2,306.9        1,324.4          400.0          4,031.3

Selling, general and administrative expenses             1,985.5        1,080.8          119.5  (c,d)   3,185.8
Interest expense                                            12.4           87.8          (40.0) (b)        60.2
                                                      ----------      ---------     ----------       ----------
  Operating income                                         309.0          155.8          320.5            785.3

Income on investment property                               46.1            -              -               46.1
Other income (expense)                                     168.6            5.5            -              174.1
                                                      ----------      ---------     ----------       ----------

  Income before taxes                                      523.7          161.3          320.5          1,005.5

Income taxes                                               205.9           54.5          166.9  (g)       427.3
                                                      ----------      ---------     ----------       ----------

  Net income                                          $    317.8      $   106.8      $   153.6       $    578.2
                                                      ----------      ---------     ----------       ----------
                                                      ----------      ---------     ----------       ----------

Net income per common share                           $      .10            n/a            n/a       $      .14
Weighted average shares outstanding                    3,335,039            n/a        940,000        4,275,039
                                                      ----------      ---------     ----------       ----------
                                                      ----------      ---------     ----------       ----------


                                     T.J.T., Inc.
                           Pro Forma Combined Balance Sheet
                                  September 30, 1996

(a) On November 14, 1996 T.J.T., Inc. (TJT) acquired Bradley Enterprises, Inc. (Bradley Enterprises) for approximately $1,882,000. The payment was comprised of $500,000 in cash and 940,000 restricted shares of TJT common stock.

(b) Adjustment for repayment of Bradley debt of $761,500 and related interest savings of approximately $40,000.

(c) Amount represents estimated excess of fair value of fixed assets over net book value of fixed assets. The net carrying value of the remaining assets and liabilities approximates fair market value. The amount of the fair value adjustment is assumed to be amortized over an average life of five years. Deferred taxes of $23,400 related to the estimated fair value adjustment were calculated using a 39% marginal tax rate

(d) The purchase transaction creates approximately $1,010,500 of goodwill with an assumed amortization period of 15 years and accrual of approximately $200,700 of direct acquisition costs with an assumed amortization period of five years.

(e) Elimination of Bradley Enterprises equity and issuance of 940,000 restricted shares of TJT common stock for purchase of Bradley Enterprises. Value of TJT common stock is based on price earnings ratio of 15, pro forma earnings of .$14 per share and a valuation factor of 70% for the issuance of restricted stock.

(f) Amount represents estimated savings related to obtaining raw materials for axle and tire recycling and other recycling efficiencies.

(g) Amount represents the income tax related to taxable and deductible pro forma adjustment amounts calculated using a marginal rate of 39%.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       T.J.T., INC.
                                       Registrant

    Date:  January 22, 1997            By:  /s/ Andy C. Doll
                                          ------------------
                                       Andy C. Doll, Vice President and Chief
                                       Financial Officer

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                                     EXHIBIT INDEX

Document No.                      Description                     Page No.
------------                      -----------                     --------

99                                Audited balance sheet of            8
                                  Bradley Enterprises, Inc.
                                  as of September 30, 1996
                                  and related statements of
                                  operations and retained
                                  earnings, and cash flows
                                  for the year then ended.





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